NationsBank Corporation
NationsBank Corporate Center
Charlotte, NC 28255


NATIONSBANK                                     NEWS RELEASE


FOR IMMEDIATE RELEASE


July 2, 1997 -- NationsBank Corporation today announced the completion of its $400 million Eurobond offering in Floating Rate Notes distributed in Europe and Asia.

The seven-year senior notes have a coupon interest rate of the London Interbank Offered Rate (LIBOR) plus a margin of .10 percent.

The issue was offered exclusively to non-U.S. investors. It has not been registered with the Securities and Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Proceeds from the issue will be used for general corporate purposes, including the corporation's working capital needs and extensions of credit to the corporation's subsidiaries.

NationsBank Corporation is the fourth-largest U.S. banking company, with $239 billion in assets at March 31, 1997. It operates full-service banking centers in 16 states and the District of Columbia.

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Media contact:  Martha Larsh  (704)388-4379